UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2014

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                          Regulation FD Disclosure.

In a news release issued on January 6, 2014, AmerisourceBergen Corporation (the “Company”) announced that its management will be attending two investor conferences in January 2014.  The Company’s management will attend the Goldman Sachs Healthcare CEOs Unscripted Conference on January 7, 2014, and will be presenting at 1:00 pm Eastern Time.  The Company’s management will also attend the J. P. Morgan Healthcare Conference on January 14, 2014, and will be presenting at 2:00 pm Pacific Time.  Both presentations will be webcast and available for live audio and replay at www.amerisourcebergen.com.

In its news release, the Company also announced that it continues to expect adjusted earnings per share from continuing operations in the range of $3.60 to $3.73 for fiscal year 2014.  The Company announced on December 20, 2013 that it plans to release its financial results for the first fiscal quarter on January 23, 2014.

The news release issued on January 6, 2014 is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibit.

99.1                        News Release, dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: January 6, 2014	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President
and Chief Financial Officer